Exhibit 107
Calculation of Filing Fee Tables
Form F-3
(Form Type)
Molecular Partners AG
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary shares, nominal value CHF 0.10 per share	—	(1)	(2)	(3)	—	—
	Debt	Debt Securities	—	(1)	(2)	(3)	—	—
	Other	Warrants	—	(1)	(2)	(3)	—	—
	Unallocated (Universal) Shelf	—	457(o)	(1)	(2)	$20,000,000	0.00015310	$3,062.00
Carry Forward Securities
Carry Forward Securities	Unallocated (Universal) Shelf	—	415(a)(6)	(4)		$280,000,000 (4)			Form F-3	333-265960	July 12, 2022	$25,956.00
	Total Offering Amounts					$300,000,000		$45,930.00
	Total Fees Previously Paid							$25,956.00 (4)
	Total Fee Offsets					—		—
	Net Fee Due							$3,062.00
(1)The amount to be registered consists of up to $300,000,000.00 of an indeterminate amount of ordinary shares, which may be sold in the form of American Depositary Shares, or ADSs, and such indeterminate number of warrants to purchase ordinary shares or ordinary shares in the form of ADSs. ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-256924). Each ADS represents the right to receive one ordinary share. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The securities registered also include such indeterminate number of ordinary shares and ordinary shares in the form of ADSs as may be issued upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security.
(3)Estimated solely for purposes of computing the registration fee pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $300,000,000.00. No separate consideration will be received for (i) ordinary shares, or ordinary shares in the form of ADSs or (ii) ordinary shares or ordinary shares in the form of ADSs that may be issued upon exercise of warrants registered hereby, as the case may be.
(4)Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes $280,000,000 of unsold securities, or the Unsold Securities, of the registrant that had been previously registered pursuant to the registration statement on Form F-3 (File No. 333-265960) initially filed on July 1, 2022, and declared effective on July 12, 2022, or the Prior Registration Statement. In connection with the registration of the Unsold Securities on the Prior Registration Statement, the registrant paid a registration fee of $25,956.00 (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. The registrant is also registering new securities on this registration statement with an aggregate initial offering price of $20,000,000, or the New Securities, which aggregate offering price is not specified as to each class of securities. A filing fee of $3,062.00 with respect to the New Securities is being paid in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.
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